EXHIBIT 99.1


EDITORIAL CONTACT:
Shannon Gomez, Secure Computing Corporation
408-979-6121, Shannon_Gomez@securecomputing.com

INVESTOR CONTACT:
Elissa Lindsoe, Secure Computing
651-628-5362, Elissa_Lindsoe@securecomputing.com


SECURE COMPUTING COMPLETES ACQUISITION OF GAUNTLET(TM)FIREWALL AND VPN BUSINESS FROM NETWORK ASSOCIATES

SAN JOSE, CA, FEBRUARY 26, 2002 - Secure Computing Corporation (NASDAQ: SCUR), a leading provider of enterprise network access control solutions, today announced that it has completed its previously announced acquisition of Network Associates' Gauntlet(TM) firewall and VPN business.

         "The Gauntlet acquisition presents Secure Computing with an opportunity to demonstrate the superior application protection offered by proxy firewalls', said Richard Stiennon, research director of network security at Gartner. "In recent months, a series of application vulnerabilities - including the Nimda and Code Red viruses - have wreaked havoc with enterprise systems. Application firewalls will play an important role against coming application attacks."

         Secure has already begun contacting Gauntlet customers and taking support calls for the product. Secure Computing is committed to assisting Gauntlet customers and to building upon Gauntlet and Sidewinder(TM) technologies to ultimately develop the most comprehensive hybrid architecture firewall in the marketplace. The company's long-term goal is that all customers - both Gauntlet and Sidewinder - reap the benefits of this acquisition with best-of-breed technology solutions.

          "With this acquisition, Secure is the worldwide leader in application-layer firewalls," said Tim McGurran, President and COO at Secure Computing. "We will be working closely with the over 4,000 Gauntlet customers and 100 Value Added Resellers to ensure they receive the most robust, high-assurance firewall solution to meet their rigorous enterprise security demands."

                             ABOUT SECURE COMPUTING

         Secure Computing Corporation (NASDAQ: SCUR) is a leading provider of enterprise network access control solutions. Secure Computing software products include SafeWord(TM) PremierAccess(TM) for role-based access control, authentication, and authorization to Web, VPN, and network applications; Sidewinder(TM), the world's strongest firewall and VPN gateway; SmartFilter(TM) Web filtering software for creating positive, productive use of the Web in any organization; and the Embedded Firewall, the world's first tamper-resistant distributed firewall to defend against the insider threat. Secure Computing's worldwide partners and customers are counted among the Global 1,000 in financial services, healthcare, telecom, manufacturing, technology, and government. Visit the Secure Computing Web site at www.securecomputing.com or call us at
800.379.4944 (global direct +1.408.979.6572).

                                       ###

All trademarks, trade names or service marks used or mentioned herein belong to their respective owners. This press release contains forward-looking statements relating to the acquisition of Network Associates' Gauntlet firewall/VPN business assets by Secure Computing Corporation, and the expected benefits of such acquisition, and such statements about the acquisition involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the inability to provide adequate customer support, costs and difficulties integrating the Gauntlet firewall/VPN business, delays in product development, undetected software errors or bugs, competitive pressures, technical difficulties, changes in customer requirements, general economic conditions and the risk factors detailed from time to time in Secure Computing Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The forward-looking statements may become inaccurate, and Secure Computing Corporation has no obligation to correct inaccuracies or update any forward-looking statements.